Exhibit 10.2

CANADIAN CANNABIS CORP.

Secured Promissory Note

CAD$1,000,000	October 16, 2015

1.            Principal. CANADIAN CANNABIS CORP., a Delaware corporation (the “Corporation”), for value received, hereby promises to pay to the order of Avonlea Ventures Inc., an Ontario corporation (the “Holder”) in lawful money of Canada at the address for notices to Holder set forth below, in lawful currency of Canada (“CAD$”) pursuant to the terms of this promissory note (this “Note”), the principal amount of ONE MILLION CANADIAN DOLLARS (CAD$1,000,000), together with all accrued and unpaid interest thereon, as set forth below.

2.            Interest and Maturity. The Corporation promises to pay simple interest on the outstanding principal amount hereof from the date hereof until such principal amount is paid in full at the rate of eight percent (8%) per annum, both before and after maturity and default and judgment. Interest from the date hereof shall accrue and be computed daily on the basis of a 365-day year. Unless prepaid earlier as set forth below, all outstanding principal and accrued and unpaid interest on this Note shall be due and payable on May 31, 2016 (the “Maturity Date”). All amounts payable hereunder shall be paid in immediately available funds.

3.            Security. All of the obligations and indebtedness of the Corporation pursuant to this Note are guaranteed by a guarantee granted by 2264793 Ontario Inc. (the “Guarantor”) in favour of the Holder (the “Guarantee”) and shall be secured by a mortgage (the “Mortgage”; and collectively with the Guarantee, the “Security”) granted by the Guarantor over the real property of the Guarantor (and related personal property) located at 100 Rutherford Road South, Brampton, ON L6W 3J5, Unit One (the “Mortgaged Property”).

4.            Prepayment. This Note may be prepaid in whole or in part at any time without penalty. Any partial prepayment shall be applied first to interest and the remaining balance of such payment, if any, to principal.

5.            Interest Act (Canada). For the purposes of the Interest Act (Canada), in any case in which an interest or fee rate is stated in this Note to be calculated on the basis of a number of days that is other than the number in a calendar year, the yearly rate to which such interest or fee rate is equivalent is equal to such interest or fee rate multiplied by the actual number of days in the year in which the relevant interest or fee payment accrues and divided by the number of days used as the basis for such calculation.

6.            Attorneys’ Fees. The Corporation agrees to pay, in addition to the principal and interest payable hereunder, all reasonable attorneys’ fees and costs incurred by the Holder (on a full indemnity basis) in connection with the preparation, execution, administration and enforcement of this Note and the Security and all documents and agreements granted or entered into by the Holder and the Lender in connection therewith.

7.            Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given when received by the intended party if delivered personally, sent by electronic mail (with confirmation of receipt), or sent by a nationally recognized, overnight courier (with tracking capability) to the party to whom it is directed:

7.1.        If to the Corporation, to it at the following address:

Canadian Cannabis Corp.

100 Rutherford Road South

Brampton, ON Canada L6W 2J2

Facsimile: ________________

E-mail: bward@cdncannabis.com

Attn: Ben Ward

With copies to:

Thrasher Worth LLC

Five Concourse Parkway

Suite 2600

Atlanta, Georgia 30328

E-mail: gthrasher@thrasherworth.com

Attn: H. Grady Thrasher

7.2.        If to the Holder, to the following address:

Avonlea Ventures Inc.

15466 The Gore Rd.

Caledon ON L7C 3E5 Canada

Facsimile: 905-880-7866

E-mail: steeleconsult@aol.com

Attn: Michael Steele

With copies to:

Norton Rose Fulbright Canada LLP

3700, 400 – 3rd Avenue SW

Calgary, AB T2P 4H2

Attn: Marlow Gereluk

or at such other address as the parties hereto shall have specified by notice in writing to the other party in accordance with this Section 7.

8.            Defaults and Remedies.

8.1.        Events of Default. An “Event of Default” shall occur hereunder if:

8.1.1.      the Corporation shall default in the payment of the principal of or any interest due on this Note, when and as the same shall become due and payable;

8.1.2.      the Corporation shall default in the payment of any fees, issuance of securities or otherwise in the payment or performance of its obligations when due under (a) the Agreement of Purchase and Sale dated on or about the date hereof between the Lender and the Guarantor in respect of the Mortgaged Property or (b) the Security;

8.1.3.      if the Corporation or the Guarantor shall file a petition or otherwise commence any proceeding seeking any reorganization, arrangement, composition, dissolution, winding-up, liquidation, administration or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights in any jurisdiction;

8.1.4.      if the Corporation or the Guarantor shall apply for or consent to or acquiesces in, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, receiver/manager, custodian, sequestrator, trustee, liquidator or other person with similar powers of itself or of all or any substantial part of its assets;

8.1.5.      if the Corporation or the Guarantor (i) shall make a general assignment for the benefit of creditors, (ii) discontinues its business, or (iii) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

8.1.6.      if bankruptcy, dissolution, liquidation, or other relief proceedings under United States or Canadian provincial, state or federal bankruptcy or insolvency laws are commenced against the Corporation or the Guarantor, or a receiver or trustee is appointed for the Corporation or the Guarantor or a substantial part of either of their respective property, and such proceeding or appointment is not dismissed or discharged within thirty (30) calendar days after its commencement;

8.1.7.      if a material default occurs in the due observance or performance of any covenant or agreement on the part of the Corporation or the Guarantor to be observed or performed pursuant to this Note or the Security;

8.1.8.      if any secured creditors of the Corporation or the Guarantor realize upon or enforce their security against property and assets of the Corporation or the Guarantor having an aggregate fair market value in excess of CAD$25,000 and such realization or enforcement shall continue in effect and not be released, discharged or stayed within thirty (30) days;

8.1.9.      if (a) the Corporation or the Guarantor defaults in the payment when due (whether at maturity, upon acceleration, or otherwise) of indebtedness for borrowed money thereof in aggregate in excess of CAD$25,000 (or the equivalent thereof in any other currency) or (b) a default, event or condition occurs under the agreement or agreements providing for such indebtedness and such default, event or condition has resulted in such indebtedness becoming, or becoming capable at such time of being declared, due and payable thereunder before it would otherwise have been due and payable; provided that the foregoing shall not apply in respect of a default by the Guarantor in respect of the first lieu mortgage granted by the Guarantor in respect of the Mortgage Property;

8.1.10.      if the Corporation or the Guarantor merges, consolidates or amalgamates with any other entity, in each case without the prior written consent of the Holder;

8.1.11.      if this Note or any of the Security or any material provision thereof shall at any time for any reason cease to be in full force and effect, be declared to be void or voidable or shall be repudiated, or the validity or enforceability thereof shall at any time be contested by the Corporation or the Guarantor, or the Corporation or the Guarantor shall deny that it has any or any further liability or obligation thereunder, or at any time it shall be unlawful or impossible for it to perform any of its obligations under this Note or the Security;

8.1.12.      if final judgment(s) for the payment of money shall be rendered against the Corporation or the Guarantor and the same shall remain undischarged for a period of thirty (30) consecutive days, during which time execution shall not be effectively stayed;

8.1.13.      a Change of Control (as defined herein) occurs; or

8.1.14.      if the Corporation or the Guarantor shall consent to, or acquiesce in, or take any action for the purpose of authorizing any of the foregoing.

As used herein, a “Change of Control” means: (i) any sale of all or substantially all of the assets of the Corporation pursuant to one or more transactions, or (ii) any transaction or series of transactions pursuant to which the holders of the majority of the outstanding voting securities of the Corporation immediately prior to such transaction fail to hold equity securities representing a majority of the voting power of the Corporation immediately following such transaction.

9.            Acceleration. If an Event of Default occurs under Section 8.1.3, 8.1.4, 8.1.5, 8.1.6, 8.1.10 or 8.1.13 then the outstanding principal of and accrued and unpaid interest under this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Holder, by written notice to the Corporation, may declare the outstanding principal of and accrued and unpaid interest under this Note to be due and payable immediately. Upon any such declaration of acceleration, such principal and interest shall become immediately due and payable, and the Holder shall be entitled to exercise all of its rights and remedies hereunder whether at law or in equity, including enforcement against the Guarantor and realization against the Security. The failure of the Holder to declare the Note due and payable shall not be a waiver of its right to do so, and the Holder shall retain the right to declare the Note due and payable unless it shall execute a written waiver.

10.           Waiver of Notice of Presentment. The Corporation hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

11.           Non-Waiver. Each right and remedy available to the holder hereof shall be cumulative of and in addition to each other such right and remedy. The failure of the Holder to enforce or exercise any right or remedy provided in this Note or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date, nor shall any single or partial exercise thereof preclude other or further exercise thereof or exercise of any other such right or remedy. No exercise of the rights and powers granted in or held pursuant to this Note by the Holder, and no delays or omissions in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

12.           Governing Law. This Note shall be construed in accordance the laws of the Province of Ontario, without regard to its conflicts of laws or choice of law provisions. The Corporation hereby irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario for all matters arising out of or relating to this Note, any any of the transactions contemplated hereby, without prejudice to the rights of the Holder to take proceedings in any other jurisdiction.

13.           Amendment; Assignment. Any term of this Note may be amended or waived only with the written consent of the Corporation and Holder. Any amendment or waiver effected in accordance with this Section 13 shall be binding upon the Holder, each future holder of the Note, and the Corporation. The rights and obligations of the Corporation and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. This Note is transferable by the Holder without the consent of the Corporation. The rights and obligations of the Corporation under this Note may not be assigned or delegated by the Corporation without the prior written consent of Holder.

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This Note is hereby executed and issued by the Corporation as of the year and date first above written.

CORPORATION:

Canadian Cannabis Corp.

By:	/s/ Benjamin Ward
Benjamin Ward, President and CEO